Exhibit 3.275

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF INCORPORATION

FOR A

PROFESSIONAL CORPORATION

TYPE OR PRINT CLEARLY IN BLACK INK

1.		The name of the proposed corporation is Sheridan Children’s Healthcare Services of South Carolina, P.A.

Choose one of the following: ☐Professional Corporation, ☐P.C., ☐PC
☐Professional Association, ☑P.A., ☐PA, ☐Service Corporation, ☐Chartered.

2.		This corporation is a professional corporation governed by Chapter 19 Title 33 of the 1976 South Carolina Code, as amended.

3.		The corporation’s purpose shall be to render the following professional services

Medical Services

4.	The initial registered office of the corporation is	2 Office Park Court, Suite 103
Street Address

Columbia	Richland	29223
City	County	Zip Code

and the initial registered agent at such address is	CT Corporation System
Print Name

I hereby consent to the appointment as registered agent of the corporation.

/s/ Madonna Cuddihy
Agent’s Signature

5.	The corporation is authorized to issue shares of stock as follows. (Check either “a” or “b,” whichever is applicable:

	a. ☑	The corporation is authorized to issue a single class of shares the total number shares authorized is 1,000.

	b. ☐	The corporation authorized to issue more than one class of shares:

		Class of Shares	Authorized no. of Each Class

If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences, and limitations of the shares of each series within a class are as follows:

Sheridan Children’s Healthcare Services of South Carolina, P.A.
Name of Corporation

6.	The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated (See Section 33-1-230(b)):

7.	The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See the applicable provisions of Sections 33-2-102, 35-1-105, and 35-2-221 of the 1976 South Carolina Code):

See “Exhibit A” attached.

8.	The name and address and signature of each incorporator is as follows (only one is required):

a.	M. Richard Auerbach, M.D.
Name

1613 North Harrison Parkway, Suite 200, Sunrise, FL 333223
Address
/s/ M. Richard Auerbach, M.D.
Signature

b.
Name

Address

Signature

c.
Name

Address

Signature

9.	I, Jeanne J. Brooker, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2. Title 33 of the 1976 South Carolina Code relating to the article of incorporation

Dated: 7/20/12	/s/ Jeanne J. Brooker
Signature

Jeanne J. Brooker
Type or Print Name

2 Office Park Court, Suite 103
Address

699-6130
Telephone Number

EXHIBIT A

SECTION 7 – INDEMNIFICATION

Section 1 – Indemnification. (A) Except as provided in Section 1(C) below, the Corporation shall, and does indemnify, to the fullest extent permitted or authorized by law, each person who was or is a party, or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and any appeal from any completed action, suit or proceeding (collectively, a “Proceeding”), against all liability (which for purposes of this Article includes all judgments, settlements, penalties and fines) and costs, charges, and expenses (including attorneys’ fees, costs and expenses) asserted against him or incurred by him by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan).

(B) Notwithstanding the foregoing, the Corporation shall indemnify a person entitled to indemnification under subsection (A) above in connection with a Proceeding (or any part of a Proceeding) initiated, or to be initiated by an indemnified person only if authorization for the Proceeding (or any part of a Proceeding) was not denied by the Board of Directors of the Corporation within 20 days after receipt of notice of such Proceeding from the indemnified person.

(C) Notwithstanding anything to the contrary contained in these Articles, the Corporation’s obligations under these indemnification provisions shall not apply to; (i) a medical malpractice claim or matter; (ii) acts or omissions in contravention of an indemnified person’s employment agreement or a director’s or officer’s written agreement with the Corporation including without limitation, failure to substantially abide by policies and procedures in the manner described in the indemnified person’s employment agreement or a director’s or officer’s written agreement with the Corporation; (iii) acts or omissions which are known, or should reasonable be known, to be unlawful by the indemnified person and which were not the result of the Corporation’s direction or within the scope of employment; and (iv) acts or omissions which are outside the scope of an indemnified person’s scope of employment or responsibilities as a director or as an officer or employee and which were not the result of the Corporation’s direction.

Section 2 – Advance of Costs, Charges and Expenses. Except if the Corporation shall determine in its reasonable discretion that a matter or claim for which indemnification is being sought is not indemnifiable under the terms of the indemnification obligations described in this Article, costs, charges and expenses (including attorneys’ fees, costs and expenses) incurred by a person referred to the Section 1(A) of this Article in defending a Proceeding shall be paid by the Corporation to the fullest extent permitted by law in advance of the final disposition of the Proceeding, upon receipt of an undertaking reasonably satisfactory to the Board of Directors of the Corporation (the “Undertaking” by or on behalf of the indemnified person to repay all amounts in advanced unless it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized in this Article. Notwithstanding the immediately preceding sentence, in connection with a Proceeding (or any part of a Proceeding) initiated by an indemnified person, the Corporation shall pay the costs, charges and expenses in advance of the final disposition of the Proceeding only if authorization for the Proceeding (or any part of a Proceeding) was not denied by the Board of Directors of the Corporation within 20 days after receipt of a request for advancement accompanied by an Undertaking. A person to whom costs, charges and expenses are advanced pursuant to this Article shall not be obligated to repay pursuant to the Undertaking until the final determination of: (a) the pending Proceeding in a court of competent jurisdiction concerning the right of that person to be indemnified; or, (b) the Corporation may, upon approval of the indemnified person, authorized the Corporation’s counsel to represent the person in any action, suit or proceeding, whether or not the Corporation is a party to that action, suit or proceeding.

Section 3 – Procedure for Indemnification: Conduct or Defense and Counsel. Any indemnification or advance under this Article shall be made promptly and, in any event, within 60 days after delivery of the written request of the indemnified person. The right to indemnification or advances as granted by this Article shall be enforceable by the indemnified person in any court of competent jurisdiction if the Corporation denies the request under this Article in whole or in part, or if no disposition of the request is made within the 60-day period after delivery of the request. The requesting person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any action shall also be indemnifiable by the Corporation. There shall be a defense available to the Corporation to assert, in any action that indemnification is prohibited by law or that the claimant has not met the standard of conduct, if any, required by current legislation or by current judicial or administrative decision for indemnification. The Corporation shall have the continuing rights to approve any counsel chosen to defend the indemnitee, which approval shall not be unreasonably withheld and any settlement of the matter being indemnified by the Corporation shall require the Corporation’s prior written approval, which shall not be unreasonably withheld. If the Corporation and the indemnitees are part of the same Proceeding, then to the extent that the applicable rules of professional responsibilities permit the Corporation and the indemnitee to be represented by the same legal counsel, as the Corporation shall reasonably determine, then the Corporation shall choose counsel and direct the defense and settlement of any such Proceeding, provided that any settlement fully concludes the matter and forecloses any further liability for the indemnitee arising out of or relating to that Proceeding to the extent indemnification applies under this Article.